UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/11/2007

Wells Real Estate Investment Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25739

MD	58-2328421
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6200 The Corners Parkway
Norcross, GA 30092-3365
(Address of principal executive offices, including zip code)

770-449-7800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

Wells Real Estate Investment Trust, Inc. (the "Registrant") filed a definitive proxy statement (the "Proxy Statement") with the Securities and Exchange Commission on February 26, 2007. In the Proxy Statement, the Registrant's stockholders were asked to consider and vote on four proposals (listed below) at a special meeting of stockholders to be held on April 11, 2007.
On April 11, 2007, the Registrant held the special meeting of stockholders, and at such meeting, the stockholders of the Registrant approved the following proposals: (i) the internalization proposal, which is a proposal to merge the Registrant's third party advisor into the Registrant so that the Registrant becomes self-advised; (ii) the Second Articles of Amendment and Restatement (the "Pre-Listing Charter"), which is an amendment and restatement of the Registrant's current Articles of Incorporation to modify certain provisions of the Articles of Incorporation to reflect that the Registrant would become self-advised upon consummation of the Internalization; (iii) the Third Articles of Amendment and Restatement, which is an amendment and restatement of the Pre-Listing Charter to modify certain provisions of the Pre-Listing Charter to conform more closely to the charters of other real estate investment trusts whose securities are publicly traded and listed, which will only become effective in the event the Registrant lists its common stock on a national securities exchange; and (iv) the adoption of the Registrant's 2007 Omnibus Incentive Plan.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wells Real Estate Investment Trust, Inc.

Date: April 11, 2007	By:	/s/ Donald A. Miller, CFA
Donald A. Miller, CFA
Chief Executive Officer and President